EXHIBIT 99.1
ATWOOD OCEANICS ANNOUNCES CONTRACT EXTENSION
FOR THE ATWOOD MAKO

HOUSTON, December 20, 2012 -- Atwood Oceanics, Inc. (NYSE: ATW) announced today that one of its subsidiaries has been awarded a twelve-month contract extension by Salamander Energy (Bualuang) Limited (“Salamander”) for the jackup Atwood Mako. The extension is priced at a day rate of $155,000 and begins September 9, 2013. The Atwood Mako commenced its initial twelve month drilling services contract with Salamander on September 9, 2012 for operations offshore Thailand. With the extension, the Atwood Mako's firm commitment extends through September 9, 2014.

Atwood Oceanics, Inc. is a global offshore drilling contractor engaged in the drilling and completion of exploratory and developmental oil and gas wells. The company currently owns 12 mobile offshore drilling units and is constructing three ultra-deepwater drillships and one high-specification jackup. The company was founded in 1968 and is headquartered in Houston, Texas. Atwood Oceanics, Inc. common stock is traded on the New York Stock Exchange under the symbol "ATW."

Contact: Mark L. Mey
(281) 749-7902